SCHEDULE II
                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-GC COMPANIES INC

                    GAMCO INVESTORS, INC.
                                11/15/00           49,500-            1.5130
                                11/15/00           16,000-            1.5000
                                11/15/00           10,000             1.7500
                                11/14/00           15,000             1.6800
                                11/14/00           10,000-            1.5397
                                11/14/00            3,000             1.6800
                                11/14/00           41,700-            1.5397
                                11/14/00           25,000-            1.5250


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.